EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 26, 2005, in the Post-Effective Amendment No. 2 to the Registration Statement On Form S-1 (No. 333-124347) and related Prospectus of Finisar Corporation for the registration of 11,766,829 shares of its common stock.
/s/ Ernst & Young LLP
San Jose, California
March 9, 2006